As filed with the U.S. Securities and Exchange Commission on January 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC PREMIER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

(949) 864-8000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Steven R. Gardner

President and Chief Executive Officer

Pacific Premier Bancorp, Inc.

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

(949) 864-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Norman B. Antin, Esq.

Jeffrey D. Haas, Esq.

Patton Boggs LLP

2550 M Street, NW

Washington, DC 20037-1350

(202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Securities and Exchange Commission, or the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or The Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit(2)	Offering Price(2)	Fee
Common Stock, $.01 par value per share	562,469	$15.66	$8,808,264.54	$1,135

(1)          Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)          Calculated in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices reported on the Nasdaq Global Market on January 29, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus.  The selling stockholders may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting your offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED JANUARY 30, 2014

PROSPECTUS

PACIFIC PREMIER BANCORP, INC.

562,469 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling stockholders identified in this prospectus of 562,469 shares of our common stock.  We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus.  We have agreed to pay certain expenses in connection with the registration of the shares.

The selling stockholders and their successors, including any transferees, which we collectively refer to as the selling stockholders, may offer the shares of common stock offered by this prospectus from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

Our common stock is traded on the Nasdaq Global Market under the symbol “PPBI.”  On January 29, 2014, the closing price of our common stock on the Nasdaq Global Market was $15.66 per share.  You are urged to obtain current market prices of our common stock.

Investing in our securities involves risk.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in our periodic reports and other information we file with the Securities and Exchange Commission.

Our principal executive offices are located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.  Our Internet address is http://www.ppbi.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is            , 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, utilizing the “shelf” registration process.  Under this process, the selling stockholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the Commission’s website, our website, or at the Commission’s offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders.  The prospectus supplement may add, update or change information in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement.  See “Where You Can Find More Information” for more information.

In this prospectus, “Pacific Premier,” “we,” “our,” “ours,” and “us” refer to Pacific Premier Bancorp, Inc., which is a bank holding company headquartered in Irvine, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “Pacific Premier Bank” mean Pacific Premier Bank, which is a California-chartered commercial bank and our wholly owned banking subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act of 1933, as amended, or the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

We file periodic reports, proxy statements and other information with the Commission.  Our filings with the Commission are available to the public over the Internet at the Commission’s website at http://www.sec.gov.  Our filings with the Commission are also available to the public on our website at www.ppbi.com, as well as through document retrieval services.  You may read and copy any periodic reports, proxy statements or other information we file at the Commission’s public reference room in Washington, D.C., located at: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission’s public reference rooms.

The Commission allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede the information in this prospectus.  In all cases, you should rely on the later information to the extent the information on any given topic included in this prospectus is different.

We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold by the selling stockholders; provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the Commission’s rules, including, but not limited to, information under Items 2.02 or Item 7.01 of any Current Report on Form 8-K including related exhibits:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 14, 2013.

•                  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 10, 2013, the quarter ended June 30, 2013, filed on August 9, 2013, and the quarter ended September 30, 2013, filed on November 12, 2013.

•                  Our Current Reports on Form 8-K filed on January 7, 2013, January 9, 2013, March 4, 2013, March 4, 2013 (Form 8-K/A), March 6, 2013, March 21, 2013, May 30, 2013, May 31, 2013 (Form 8-K/A), and July 1, 2013.

•                  The description of our common stock contained on our Form 8-A as filed with the Commission pursuant to Section 12(b) and 12(g) of the Exchange Act, on February 28, 1997.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus.  You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

Pacific Premier Bancorp, Inc.,

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

Attention:  Kent J. Smith

Telephone:  (949) 864-8000

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement.  We have not authorized anyone else to provide you with additional or different information.  You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based.  Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as  “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning.  We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control.  Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•                  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•                  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board;

•                  Inflation/deflation, interest rate, market and monetary fluctuations;

•                  The impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•                  Technological changes;

•                  The effect of acquisitions we may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•                  Changes in the level of our nonperforming assets and charge-offs;

•                  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•                  Changes in consumer spending, borrowing and savings habits;

•                  Ability to attract deposits and other sources of liquidity;

•                  Changes in the financial performance and/or condition of our borrowers;

•                  Changes in the competitive environment among financial and bank holding companies and other financial service providers;

•                  Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•                  Unanticipated regulatory or judicial proceedings; and

•                  Our ability to manage the risks involved in the foregoing.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein.  Therefore, we caution you not to place undue reliance on our forward-looking information and statements.  We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us.  Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the Commission described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT PACIFIC PREMIER BANCORP, INC.

We are a California domiciled company incorporated in the State of Delaware and registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, or the BHCA.  Our wholly-owned subsidiary is Pacific Premier Bank, a California-chartered commercial bank.

We provide banking services within our targeted markets in Southern California to businesses, including the owners and employees of those businesses, professionals, real estate investors and non-profit organizations, as well as consumers in the communities we serve.  Additionally, , we provide certain banking services and loans outside of Southern California.  Through our Home Owners’ Association, or HOA, Banking and Lending unit, we provide customized cash management, electronic banking services and credit facilities to HOAs and HOA management companies nationwide.  Through our Government Guaranteed Lending unit, we give entrepreneurs and small business owners located nationwide access to loans needed for working capital and continued growth.  At September 30, 2013, the Bank operated 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Springs, Palm Desert, Point Loma, San Bernardino, San Diego and Seal Beach and one office located in Dallas, Texas.  Through our branches and our web site at www.ppbi.com, we offer a broad array of deposit products and services for both business and consumer customers, including checking, money market and savings accounts, cash management services, electronic banking, and on-line bill payment.  We also offer a variety of loan products, including commercial business loans, lines of credit, commercial real estate loans, government guaranteed loans, including U.S. Small Business Administration, or SBA, loans, residential home loans, and home equity loans.  The Bank funds its lending and investment activities with retail deposits obtained through its branches, advances from the Federal Home Loan Bank, or FHLB, lines of credit, and wholesale and brokered certificates of deposits.  As of September 30, 2013, we had total assets of $1.57 billion, total stockholders’ equity of $171 million, and total deposits of $1.28 billion.  Our principal executive offices are located at 17901 Von Karman Avenue, Suite 1200, Irvine, California, 92614 and our telephone number is (949) 864-8000.  Our Internet address is www.ppbi.com.  The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Commission under the Exchange Act.  You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms and provisions of our common stock is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation, as amended, and bylaws, as amended, and by the provisions of applicable Delaware law.  You should refer to and read this summary together with our certificate of incorporation, as amended, and bylaws, as amended, to review all of the terms of our common stock.

General

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Each holder of common stock is entitled to:

•                  one vote for each share held on all matters submitted to a vote of the stockholders;

•                  receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends, subject to preferences that may be applicable to outstanding shares of preferred stock, if any; and

•                  share ratably in our net assets, legally available to our stockholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to holders of our preferred stock and creditors or provision for such payment.

Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.

Our outstanding shares of common stock are validly issued, fully-paid and nonassessable.

Anti-takeover Provisions

Delaware Anti-Takeover Law.  As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which generally prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with us for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Possible Future Issuance of Preferred Stock.  Our board of directors can at any time, under our certificate of incorporation and without stockholder approval, issue one or more new series of preferred stock.  In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares to take control.

Removal and Vacancies on the Board of Directors.  Between stockholder meetings, directors may be removed by our stockholders only for cause, and our certificate of incorporation provides that stockholders holding 66-2/3% of the issued and outstanding shares must vote to remove directors for cause.  Further, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirements, removal or other cause may be filled only by a majority vote of the directors then in office.  These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees.  Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our common stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our bylaws, as amended, provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.  Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting.  Our bylaws, as amended, also specify requirements as to the form and content of a stockholder’s notice.  These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Additional Provisions in Our Certificate of Incorporation and Bylaws.  Our certificate of incorporation and bylaws, as amended, contain additional provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions that provide: (i) the board of directors with the exclusive power to fix from time to time the size of the board; (ii) any action required or permitted to be taken by our stockholders to be taken only at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting; (iii) for special meetings of stockholders to be called only by the board of directors; and (iv)  for certain of the foregoing provisions to be amended only by the affirmative vote of at least 66-2/3% of the voting power of all then-outstanding shares entitled to vote.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Restrictions on Ownership

The Bank Holding Company Act of 1956, or the BHC Act, generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Pacific Premier.  “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence.  In addition, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of Pacific Premier.  In addition, the Change in Bank Control Act of 1978, as amended, or the CBC Act, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction.  Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Pacific Premier, could constitute acquisition of control of the bank holding company

SELLING STOCKHOLDERS

On January 30, 2014, we issued the shares covered by this prospectus to the selling stockholders in a transaction exempt from the registration requirements of the Securities Act pursuant to the terms of an Agreement and Plan of Merger, or the Merger Agreement, dated November 15, 2013, by and among us, Pacific Premier Bank, Infinity Franchise Holdings, LLC, or IFH, and all of IFH’s members, pursuant to which IFH will merge with and into Pacific Premier Bank, with Pacific Premier Bank being the surviving institution, or the Merger.  Under the Merger Agreement, we agreed to register the resale of the shares of our common stock that were issued to the IFH members as part of the Merger purchase price.

Under this prospectus, the selling stockholders may offer and sell up to an aggregate of 562,469 shares of common stock.  The initial selling stockholders, or their successors, including any transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the shares they own.

We have prepared the table below based upon the information furnished to us by the selling stockholders as of January 30, 2014.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented, in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

We do not know when or in what amounts the selling stockholders may offer shares for sale.  The selling stockholders may sell any, all or none of the shares offered by this prospectus.  Because the selling stockholders may offer any, all or none of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering.  For purposes of the below table, however, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

The following table sets forth:

•                  The name of each selling stockholder;

•                  The number of shares of our common stock beneficially owned by each selling stockholder as of January 30, 2014;

•                  The maximum number of shares of our common stock that may be offered for the account of each selling stockholder under this prospectus; and

•                  The amount and percentage of our common stock that would be owned by each selling stockholder after completion of the offering, assuming a sale of all of the shares of common stock that may be offered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to shares.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Common Stock		Number of	Shares of Common Stock
	Beneficially Owned		Shares of	to be Beneficially Owned
	Prior to Offering		Common Stock	after the Offering
Name of Selling Shareholder	Number	Percentage	Being Offered	Number	Percentage

IFH Holdings LLC(1)	559,361	3.36%	559,361	—	—
John Rinaldi	3,108	*	3,108	—	—

*                 Less than 1%.

(1)         IFH Holdings LLC is managed by its managing member, Perella Weinberg Partners Asset Based Value Master Fund I L.P., whose investment manager is Perella Weinberg Partners Capital Management LP.  David Schiff, in his capacity as the portfolio manager of Perella Weinberg Partners Asset Based Value Master Fund I L.P, has voting and investment control over the shares owned by the selling shareholder.

Based on information provided by the selling shareholders, John Rinaldi is not a broker-dealer or an affiliate of a broker-dealer.   IFH Holdings LLC is managed by its managing member, Perella Weinberg Partners Asset Based Value Master Fund I L.P., which is an affiliate of Perella Weinberg Partners L.P., a registered broker-dealer.  IFH Holdings LLC has advised us that it acquired the securities for its own account, in the ordinary course of its business and not with a view to distribution and, at the time of the acquisition of the securities to be resold, had no agreement or understanding with us, any affiliate or any third party with regard to the resale of the securities.  IFH Holdings LLC has advised us that it will resell the securities it acquired in the ordinary course of its business.

We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus; however, the selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of such shares.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of shares of our common stock by the selling stockholders.  We have registered these shares for resale to provide the selling stockholders with freely tradeable securities, but registration of the shares does not necessarily mean that all or any shares will be offered or sold by the selling stockholders.  We have not and will not receive any proceeds from the offering by the selling stockholders.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

As used in this prospectus, “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.  These may include, without limitation, all registration and filing fees, listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.  The selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders in disposing of the shares.

The selling stockholders may offer the shares of common stock offered by this prospectus from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.  The selling stockholders may use any one or more of the following methods when selling shares:

•                  on the Nasdaq Global Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market; or

•                  through the writing of options, whether such options are listed on an options exchange or otherwise.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, to the extent available, rather than under this prospectus or any accompanying prospectus supplement.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also sell shares short and deliver the shares to close out such short position.  The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any accompanying prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales of our common stock.  If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any accompanying prospectus supplement forms a part.

Once sold under the shelf registration statement of which this prospectus is a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Patton Boggs LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement.  As of January 29, 2014, attorneys employed by that law firm beneficially owned approximately 39,000 shares of our common stock.

The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Vanrinek, Trine, Day and Co., LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

SEC registration fee	$1,135
Legal fees and expenses	$15,000	*
Accounting fees and expenses	$10,000	*
Other	$5,000	*
Total	$31,135	*

*All fees and expenses other than the SEC registration fee are estimated.  The expenses listed above will be paid by Pacific Premier Bancorp, Inc.

Item 15.  Indemnification of Directors and Officers.

The following is a summary of relevant provisions of our amended and restated certificate of incorporation, and certain provisions of the General Corporation Law of the State of Delaware, or the DGCL.  We urge you to read the full text of these documents, forms of which have been filed with the Commission, as well as the referenced provisions of the DGCL because they are the legal documents and provisions that will govern matters of indemnification with respect to our directors and officers.

We are incorporated under the laws of the state of Delaware.  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The DGCL provides that any indemnification must be made by us only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct.  Such determination must be made, with respect to person who is a director or officer at the time of such determination, (1) by a majority of our directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by our stockholders.

The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation provides for the indemnification of directors, officers and certain of our authorized representatives to the fullest extent permitted by the DGCL, except that indemnification in an action, suit or proceeding initiated by a director, officer or our authorized representative is permitted only if our board of directors authorized the initiation of that action, suit or proceeding.  In addition, as permitted by the DGCL, our amended and restated certificate of incorporation provides that our directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) the unlawful payment of dividends or unlawful stock purchase or redemption, or (4) for any transaction in which the director derived improper personal benefit.

Item 16.  Exhibits

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Patton Boggs LLP
23.1	Consent of Vanrinek, Trine, Day & Co., LLP
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers, directors and trustees (located on the signature page to the Registration Statement)

Item 17.                                                  Undertakings

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 30, 2014.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Steven R. Gardner
Steven R. Gardner
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steven R. Gardner and Kent J. Smith, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this Registration Statement by Reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on January 30, 2014.

Signature	Title

/s/ Steven R. Gardner	President, Chief Executive Officer and Director
Steven R. Gardner	(Principal Executive Officer)

/s/ Kent J. Smith	Executive Vice President and Chief Financial Officer
Kent J. Smith	(Principal Financial and Accounting Officer)

/s/ Jeff C. Jones	Chairman of the Board of Directors
Jeff C. Jones

/s/ Kenneth Boudreau	Director
Kenneth Boudreau

/s/ John Carona	Director
John Carona

/s/ Joseph L. Garrett	Director
Joseph L. Garrett

/s/ John D. Goddard	Director
John D. Goddard

/s/ Michael L. McKennon	Director
Michael L. McKennon

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Patton Boggs LLP
23.1	Consent of Vanrinek, Trine, Day & Co., LLP
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers, directors and trustees (located on the signature page to the Registration Statement)